Exhibit 21.1
LIST OF SUBSIDIARIES

	Jurisdiction	Current Names Under Which Do Business

American Reprographics Company, L.L.C	California	Ford Graphics
Graphic Reproductions
Dieterich Post
Brownie’s Blueprint
Color Expressions
Blair Graphics
San Jose Blue
Mercury/LDO Reprographics
Stockton Blueprint
Crest Graphics
Veenstra
Mossner IDM
Copy Spot
Walker Repro
Skokie Valley Repro
Consolidated Repro
Action Blueprint
Canyon Repro
FDC
Atlas Blueprint
C&R Repro
Ohio Blueprint
Queen City Reprographics
Rapid Blue
Commercial Graphics
Glendale Blue
Milwaukee Repro
InTeam Repro
InPrint Corporation
Pikes Peak Reprographics
Reliable Graphics
Digital Service Solutions
Elite Reprographics
Central Valley Reprographics
A-C Reproduction Company	Pennsylvania

American Reprographics Company India Private Limited	India

American Reprographics Servicios, S.A. de D.V.	Mexico

ARC Acquisition Corporation	California

Arcprint and Imaging Ltd.	British Columbia	Arcprint and Imaging Azza Blue Print

ARC Reprographics Canada Corp.	British Columbia

Argo-ICC Reprographics Ltd.	Ontario, Canada	ICC Repro
Argo Graph
J. Harvey Rose

Blue Print Service Company, Inc.	California	BPS

BPI Repro, LLC	California	B & B Blueprint
BP Repro
Action Reprographics
Barry Blueprint
Circle Blueprint
Independent Printing
Reprographics Plus

Dunn Blue Print Company	Michigan	Dunn Blueprint
Entire Reproductions

Engineering Repro Systems, Inc.	Minnesota	Engineering Repro
Cooks Reprographics

E.Pavilion, L.L.C. (owns a 60% interest)	California

Franklin Graphics Corporation	Michigan	Repro Technologies

Georgia Blue Print Company, L.L.C.	Delaware	Georgia Blueprint

Leet- Melbrook, Inc.	Maryland	Leet-Melbrook

Licensing Services International, LLC	California

McKee Enterprises, Inc.	Arizona	Advance Reprographics ScottBlue

Mirror Plus Technologies, Inc.	California	Mirror Plus

OCB, LLC	California	OCB California Graphics Tiger Reprographics Fullerton Blueprint H & L Hendry Universal South JP Reprographics Rancho Reprographics Riverside Blueprint

Olympic Reprographics, LLC	Washington

Peninsula Blueprint, Inc.	California	Peninsula Blueprint

Planwell, LLC	California

Quality Reprographic Services, Inc.	Georgia	QRS

Rapid Blueprint and Supply Co., Inc.	Tennessee

Reprografia Digital De Mexico, S.A. de C.V.	Mexico

Reprographics Northwest, LLC	California	Repro Northwest

Rhode Island Blue Print Co.	Rhode Island	Rhode Island Blue

Ridgway’s GP, LLC	Delaware

Ridgway’s, Ltd.	Texas	Ridgway’s - Nevada Ridgway’s Orlando Repro Irving Blueprint City Blueprint Strato Grafix Tampa Reprographics

SubHub, Inc.	California

The PEiR Group, LLC	California

The PEiR Group International, LLC	California

The Print-In, Ltd.	Ontario

T-Square Express, Inc.	Florida	T-Square

T-Square Miami, Inc.	Florida

Western Blue Print Company, LLC	Missouri

Wilco Reprographics, Inc.	Delaware